UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 18, 2006

FOXHOLLOW TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

740 Bay Road

Redwood City, CA 94063-2469

(Address of principal executive offices, including zip code)

(650) 421-8400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 18, 2006, Dr. Simpson signed an offer letter that sets forth his compensation as Interim Chief Executive Officer. We will pay him a monthly salary of $25,000 retroactive to his first day of employment which was January 4, 2006. His base salary may be reviewed and adjusted by the Compensation Committee of the Board of Directors from time to time. This compensation is equivalent to that paid to Dr. Simpson under his consulting agreement, which terminated upon Dr. Simpson assuming his new role as Interim Chief Executive Officer. Pursuant to the offer letter, Dr. Simpson is an at-will employee and will be eligible to participate in our standard benefit plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

By:	/S/ MATTHEW B. FERGUSON
Matthew B. Ferguson Chief Financial Officer

Date: January 20, 2006